Evolus Reports Record Third Quarter 2023 Financial Results
and Phase II Data for Extra-Strength 40U Formulation of Jeuveau®

•Record Quarterly Net Revenue of $50 Million for Q3 2023, Up 48% from Q3 2022
•Raises Full-Year 2023 Net Revenue Guidance from $185 to $195 Million to $194 to $198 Million
•Operating Use of Cash in Q3 of $0.9 Million, Demonstrating Continued Progress Towards Achieving Profitability1 with Existing Liquidity
•“Extra-Strength” 40U Formulation of Jeuveau® Demonstrates Effects Lasting 26 Weeks in Phase II Data Presented at 2023 American Society of Dermatologic Surgery Annual Meeting

NEWPORT BEACH, Calif., November 7, 2023 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today reported financial results for the third quarter ended September 30, 2023.

“The record results of our third quarter reflect the continued strength in sales and consistent execution of our long-term growth strategy,” said David Moatazedi, President and Chief Executive Officer. “Notably, we achieved record quarterly revenue of $50 million, an increase of 48% over the prior year period in what is typically our seasonally lowest quarter. Due to the strong results and continuing momentum, we are increasing our full-year 2023 revenue guidance from between $185 to $195 million to between $194 to $198 million, which equates to over 30% growth for the fiscal year. We continue to exercise disciplined operating expense management and we remain committed to reaching profitability1 in the fourth quarter, excluding our investments related to Evolysse™ and profitability1 including the filler line in 2025.”

Third Quarter 2023 Highlights and Recent Developments
•The company’s key performance indicators demonstrated continued strong momentum during the third quarter.
◦Evolus added over 650 new customer accounts in the quarter, bringing the total number of customers purchasing since launch to approximately 11,600. The reorder rate among customers remains above 70%.2
◦Members in the Evolus Rewards™ consumer loyalty program grew by 62,800 to 671,000.3
◦Total redemptions for the quarter hit an all-time high of more than 149,000 driven by continued demand from existing patients receiving repeat treatments at the rate of 60%, which demonstrates sustained brand loyalty.

Third Quarter 2023 Financial Results
•Total net revenues for the third quarter of 2023 increased 48% to $50.0 million from $33.9 million in the third quarter of 2022 driven primarily by higher volumes of Jeuveau®.
•Gross profit margin and adjusted gross profit margin were 67.7% and 69.1%, respectively. Adjusted gross profit margin, which excludes amortization of intangible assets, was in line with company guidance for the full year, as noted below.
•Operating expenses for the third quarter of 2023 were $63.5 million, compared to $64.5 million in the second quarter of 2023.

•Non-GAAP operating expenses for the third quarter of 2023 were $40.3 million, compared to $42.7 million in the second quarter of 2023. Non-GAAP operating expenses exclude product cost of sales, stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Loss from operations for the third quarter of 2023 was $13.4 million, compared to $15.1 million in the second quarter of 2023. Non-GAAP loss from operations in the third quarter of 2023 was $5.7 million compared to $8.0 million in the second quarter of 2023. Non-GAAP loss from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Cash and cash equivalents at September 30, 2023 were $38.7 million compared to $41.7 million at June 30, 2023. For the third quarter of 2023, net cash used for operating activities reached an all-time quarterly low of $0.9 million, representing continued progress toward cash flow breakeven. Evolus continues to expect its existing liquidity will fully fund it to profitability1 in 2025.

Final Data from the Phase II Clinical Study with Jeuveau® “Extra-Strength”
Final data from the Phase II clinical study evaluating the “extra-strength” 40U dose for extended duration of Jeuveau® (prabotulinumtoxinA-xvfs), the only neurotoxin dedicated exclusively to aesthetics, were presented by study investigators at the 2023 American Society for Dermatologic Surgery ("ASDS") Annual Meeting on November 3, 2023, in Chicago, and demonstrated 26 weeks, or 6 months, of duration with the extra-strength dose of 40U across multiple measurements.

“We are incredibly pleased to report the results of the completed Phase II trial, which provides important insights about the role of this formulation in achieving longer-lasting results,” said Rui Avelar, M.D., Chief Medical Officer and Head of Research and Development. “This data contributes to the body of knowledge regarding the role of increasing dose and the impact on extended duration and will be of interest to health care providers and patients.”

“This is an important milestone for our company as we continue on our long-term strategic journey to become a global performance beauty company,” said Mr. Moatazedi. “The final results of our completed ‘extra-strength’ study provide our growing consumer base an option of a longer duration product which can help customers and their patients achieve their desired results for longer.”

Jeuveau® is approved for the temporary improvement in the appearance of moderate to severe vertical lines between the eyebrows seen at maximum frown (glabellar lines) in adults below 65 years of age. Through the company’s TRANSPARENCY Clinical Program, Jeuveau® was clinically proven to temporarily improve moderate to severe glabellar lines or “11’s” in adults and included the largest head-to-head pivotal study versus BOTOX®. The product is approved for sale in the U.S. under the brand name Jeuveau® and in Europe and Canada under the brand name Nuceiva® and received regulatory approval in Australia in January 2023.

Outlook
•Evolus now expects total net revenues for the full year 2023 to be between $194 and $198 million, representing year-over-year growth of greater than 30% and magnitudes above the estimated growth rate of the aesthetic neurotoxin market.
•The company continues to expect its adjusted gross profit margin for the full year 2023 to be between 68% and 71%.
•Evolus continues to expect its full-year non-GAAP operating expenses to be between $153 and $158 million.
•The company continues to expect to achieve positive non-GAAP operating income on a consolidated basis in 2025 and remains fully funded to expected profitability.1
•The company projects its total net revenue can reach $700 million by 2028, a compound annual growth rate of 29%, based on the combination of its existing aesthetic neurotoxin business and anticipated launch of the Evolysse™ HA dermal filler product line beginning in 2025.

Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.
Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13741714. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.

About Phase II Clinical Study with Jeuveau® “Extra-Strength”
The “Extra-Strength” Glabellar Line Study is a multicenter, double blind, randomized trial that followed 150 patients until they lost their correction or up to 12 months at five study sites. The study includes two active controls – the currently approved 20 units of Jeuveau® and 20 units of BOTOX® – which were compared to 40 units of Jeuveau®. In addition to evaluating the safety, efficacy and duration of effect.

About Evolus, Inc.
Evolus (Nasdaq: EOLS) is a performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Evolus is expanding its product portfolio having entered into a definitive agreement to be the exclusive U.S. distributor of Evolysse™, a line of five unique dermal fillers currently in late-stage development. Visit us at www.evolus.com, and follow us on LinkedIn, Twitter, Instagram or Facebook.

1 Within this press release, “profitability” is defined as achieving positive non-GAAP operating income.
2 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through September 30, 2023.
3 Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through September 30, 2023.

Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to market conditions and consumer demand; benefits expected from Jeuveau® “Extra-Strength”, if approved; the company’s long-term revenue outlook and its financial outlook for 2023; and the company’s cash position and expectations for reaching profitability and funding the company’s operations.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and EvolysseTM, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the EvolysseTM dermal filler product line in the U.S., our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve regulatory approval for the EvolysseTM dermal filler product line in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the Securities and Exchange Commission (“SEC”) on August 2, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 expected to be filed with the SEC on or about November 7, 2023. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses and non-GAAP loss from operations exclude (i) product cost of sales, in the case of non-GAAP operating expenses only, (ii) the revaluation of contingent royalty obligations, (iii) stock-based compensation expense, and (iv) depreciation and amortization. Management believes that adjusted gross profit margin is an important measure for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP loss from operations will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our historical adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations presented herein to gross profit margin, GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) from Operations to Non-GAAP (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected adjusted gross profit margin and non-GAAP operating expenses for full year 2023. Evolus has not provided a reconciliation of such forward-looking non-GAAP adjusted gross profit margin, non-GAAP operating expenses or non-GAAP operating income because a reconciliation of such measures to GAAP gross profit margin, GAAP operating expenses and GAAP operating income, respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.

Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Evolysse™ is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

###

Investor Contact:
Ned Mitchell
Investor Relations
Tel: 949-966-1798
Email: ir@evolus.com

Media Contact:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Product revenue, net	$49,323	$33,215	$139,050	$103,604
Service revenue	696	684	2,036	1,366
Total net revenues	50,019	33,899	141,086	104,970

Operating expenses:
Product cost of sales (excludes amortization of intangible assets)	15,431	13,490	42,289	42,517
Selling, general and administrative	43,328	34,794	121,886	105,111
Research and development	1,587	1,376	4,176	3,394
In-process research and development	—	—	4,441	2,000
Revaluation of contingent royalty obligation payable to Evolus Founders	1,802	1,216	5,132	3,946
Depreciation and amortization	1,311	920	3,760	2,695
Total operating expenses	63,459	51,796	181,684	159,663
Loss from operations	(13,440)	(17,897)	(40,598)	(54,693)
Other income (expense):
Interest income	306	38	569	42
Interest expense	(3,786)	(2,343)	(9,757)	(6,466)
Other income (expense), net	21	(62)	2	(93)
Loss before income taxes:	(16,899)	(20,264)	(49,784)	(61,210)
Income tax expense	24	12	70	38
Net loss	$(16,923)	$(20,276)	$(49,854)	$(61,248)
Other comprehensive loss:
Unrealized loss, net of tax	(138)	(203)	(269)	(368)
Comprehensive loss	$(17,061)	$(20,479)	$(50,123)	$(61,616)
Net loss per share, basic and diluted	$(0.30)	$(0.36)	$(0.88)	$(1.09)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	57,023	56,177	56,808	55,998

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	September 30, 2023	December 31, 2022
Cash and cash equivalents	$38,685	$53,922
Accounts receivable, net	30,464	22,448
Inventories	17,626	18,852
Prepaid expenses and other current assets	5,224	5,580
Total current assets	91,999	100,802
Noncurrent assets	75,972	77,181
Total assets	$167,971	$177,983
Accounts payable and accrued expenses	$38,473	$33,729
Accrued litigation settlement	—	5,000
Other current liabilities	10,067	7,780
Total current liabilities	48,540	46,509
Term loan, net of discount and issuance costs	95,094	71,879
Other noncurrent liabilities	43,705	41,096
Total liabilities	$187,339	$159,484
Total stockholders’ equity (deficit)	$(19,368)	$18,499

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,				Three Months Ended September 30,
	2023		2022		2023
Net cash (used in) provided by:
Operating activities	$(34,821)	*	$(76,138)	*	$(924)
Investing activities	(1,266)		(1,548)		(539)
Financing activities	21,119		(2,630)		(1,419)
Effect of exchange rates on cash	(269)		(368)		(138)
Change in cash and cash equivalents	(15,237)		(80,684)		(3,020)
Cash and cash equivalents, beginning of period	53,922		146,256		41,705
Cash and cash equivalents, end of period	$38,685		$65,572		$38,685

*Includes a settlement payment of $5.0 million and $15.0 million to Allergan/Medytox in the nine months ended September 30, 2023 and 2022, respectively.

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total net revenues	$50,019	$33,899	$141,086	$104,970
Cost of sales:
Product cost of sales (excludes amortization of intangible assets)	15,431	13,490	42,289	42,517
Amortization of distribution right intangible asset	738	739	2,216	2,216
Total cost of sales	16,169	14,229	44,505	44,733
Gross profit	33,850	19,670	96,581	60,237
Gross profit margin	67.7%	58.0%	68.5%	57.4%
Add: Amortization of distribution right intangible asset	738	739	2,216	2,216
Adjusted gross profit	$34,588	$20,409	$98,797	$62,453
Adjusted gross profit margin	69.1%	60.2%	70.0%	59.5%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2023	2022	2023	2022	2023
GAAP operating expense	$63,459	$51,796	$181,684	$159,663	$64,464
Adjustments:
Product cost of sales (excludes amortization of intangible assets)	15,431	13,490	42,289	42,517	14,712
Revaluation of contingent royalty obligation	1,802	1,216	5,132	3,946	1,682
Stock-based compensation:
Included in selling, general and administrative	4,295	2,398	11,445	8,236	3,983
Included in research and development	301	85	616	185	188
Depreciation and amortization	1,311	920	3,760	2,695	1,247
Non-GAAP operating expense	$40,319	$33,687	$118,442	$102,084	$42,652

Evolus, Inc.
Reconciliation of GAAP (Loss) from Operations to
Non-GAAP (Loss) from Operations
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2023	2022	2023	2022	2023
GAAP (loss) from operations	$(13,440)	$(17,897)	$(40,598)	$(54,693)	$(15,118)
Adjustments:
Revaluation of contingent royalty obligation	1,802	1,216	5,132	3,946	1,682
Stock-based compensation:
Included in selling, general and administrative	4,295	2,398	11,445	8,236	3,983
Included in research and development	301	85	616	185	188
Depreciation and amortization	1,311	920	3,760	2,695	1,247
Non-GAAP (loss) from operations	$(5,731)	$(13,278)	$(19,645)	$(39,631)	$(8,018)